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                       INCORPORATED UNDER THE LAWS OF

                                  VIRGINIA

      NUMBER                                                     SHARES

                          DUNN COMPUTER CORPORATION
                  Common Stock, par value $.001 per share

THIS CERTIFIES THAT Specimen is the registered holder of ________ Shares transferable only on the books of the Corporation by the holder hereof in person or by Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its Corporate Seal to be hereunto affixed this ____ day of ____ A.D. 19__.

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CERTIFICATE FOR ________ SHARES OF __________ ISSUED TO _______________
DATED _________________

For Value Received, _________ hereby sell, assign and transfer unto __________ _______________________________________________________________________ Shares
represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________________________ Attorney
to transfer the said Shares on the books of the within named Corporation with full power of substitution in the premises.

Dated _______________ 19__

In presence of ________________________     __________________________________

NOTICE. THE SIGNATURE OF THIS ASSIGNMENT MUST CORRESPOND WITH THE NAME AS WRITTEN UPON THE FACE OF THE CERTIFICATE, IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT, OR ANY CHANGE WHATEVER.